EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Dollar Tree, Inc.:

We consent to the incorporation by reference in the registration statement (numbers 333-126286, 333-117337, 333-106886, 333-106884, 333-106883, 333-41248, 033-92812, 033-92816, 033-92814 and 333-38735) on Form S-8 and registration statement (number 333-61139) on Form S-4 of Dollar Tree, Inc. of our reports dated March 26, 2009, with respect to the consolidated balance sheets of Dollar Tree, Inc. as of January 31, 2009 and February 2, 2008, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for each of the fiscal years in the three-year period ended January 31, 2009, and the effectiveness of internal control over financial reporting as of January 31, 2009, which reports appear in the January 31, 2009 annual report on Form 10-K of Dollar Tree, Inc. Our report on the consolidated financial statements refers to the adoption by Dollar Tree, Inc. of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective February 4, 2007.

/s/KPMG LLP

Norfolk, Virginia
March 26, 2009

63

Forward to Exhibit 31.1

Back to Form 10-K